Exhibit 10.2

SPONSOR SUPPORT AGREEMENT
by and among
PROMOTORA DE INFORMACIONES, S.A.,
BERGGRUEN ACQUISITION HOLDINGS LTD.,
and
MARLIN EQUITIES II, LLC
Dated as of March 5, 2010

SPONSOR SUPPORT AGREEMENT
     SPONSOR SUPPORT AGREEMENT, dated as of March 5, 2010 (this “Agreement”) by and among Promotora de Informaciones, S.A., a Spanish sociedad anónima (“PRISA”), Berggruen Acquisition Holdings Ltd., a British Virgin Islands business company (“Berggruen Holdings”), and Marlin Equities II, LLC, a Delaware limited liability company (“Marlin Equities,” and together with Berggruen Holdings, the “Sponsors” or individually, a “Sponsor”).
     PRISA and the Sponsors shall be referred to jointly hereinafter as the parties.
RECITALS

WITNESSETH:
     WHEREAS, Liberty Acquisition Holdings Corp., a Delaware corporation (“Liberty”), and Continental Stock Transfer & Trust Company, a New York corporation, are parties to that certain Second Amended and Restated Warrant Agreement, dated as of December 6, 2007 and filed by Liberty with the U.S. Securities and Exchange Commission on December 12, 2007 (the “Existing Warrant Agreement”), pursuant to which Liberty has issued warrants to purchase 76,687,500 shares of common stock, par value $0.0001 per share, of Liberty (the “Liberty Warrants”) to the holders of such Liberty Warrants (the “Warrantholders”);
     WHEREAS, as of the date of this Agreement, each Sponsor owns, beneficially and of record, 12,385,950 Liberty Warrants (collectively, the “Agreement Warrants”);
     WHEREAS, upon the terms and subject to the conditions contained in that certain Business Combination Agreement, entered into as of the date hereof by and between PRISA and Liberty (the “Business Combination Agreement”; capitalized terms used but not defined in this Agreement have the meanings given such terms in the Business Combination Agreement), the outstanding Liberty Warrants will be exchanged for the Warrant Consideration in the Warrant Exchange, in accordance with the Warrant Amendment Agreement;
     WHEREAS, the Sponsors desire to provide for the obligation of the Sponsors to vote the Agreement Warrants in favor of the Warrant Amendment Agreement;
     WHEREAS, as a condition to the willingness of PRISA to enter into the Business Combination Agreement, and as an inducement and in consideration therefor, each Sponsor is executing this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:
CLAUSES
I. Each of the SPONSORS expressly commits itself, in favour of PRISA, to be counted as present at the Liberty Warrantholder Meeting to be held pursuant to the Business Combination Agreement for the purpose of considering the Warrant Amendment Agreement.
II. Each of the SPONSORS expressly commits itself, in favour of PRISA, to vote each Agreement Warrant owned, directly or indirectly, by such SPONSOR, (along with any Liberty Warrants acquired after the date hereof), and to take all the necessary steps to vote each such Agreement Warrant (along with any Liberty Warrants acquired after the date hereof), in favour of, and/or consent with respect to all such Liberty Warrants to, the Warrant Amendment Agreement.
III. This commitment by the SPONSORS in favour of PRISA will expire: (a) by the mutual agreement of parties; (b) in the event the Business Combination Agreement shall terminate in accordance with its terms; or (c) upon the consummation of the Reorganization.
In case of any failure on the part of the Sponsors to comply with their obligations under this Agreement and regardless of the possible legal consequences which such action might have under the Business Combination Agreement, PRISA shall be entitled to all legal remedies, including specific enforcement, available for such failure.
IV. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. Each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this clause, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject mater hereof, may not be enforced in or by such courts.
(b) EACH OF THE PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTION DOCUMENTS, THE TRANSACTION OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.
V. This Agreement may be executed in counterparts, and by facsimile or portable document format (pdf) transmission, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
[Signature Page Follows]

     IN WITNESS WHEREOF, this Agreement has been signed by the parties on the date first stated above.

PROMOTORA DE INFORMACIONES, S.A.
By:	/s/ Juan Luis Cebrián
	Name:	Juan Luis Cebrián
	Title:	Chief Executive Officer

BERGGRUEN ACQUISITION HOLDINGS LTD.
By:	/s/ Jared Bluestein
	Name:	Jared Bluestein
	Title:	Secretary

MARLIN EQUITIES II, LLC
By:	/s/ Ian Ashken
	Name:	Ian Ashken
	Title:	Authorized Signatory

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